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                                                                    Exhibit 11.1

                     Computation of Shares Used in Computing
                              Net Income Per Share



                                             Three Months Ended                    Nine Months Ended
                                        -----------------------------       -----------------------------
                                           30-Sep            2-Oct             30-Sep            2-Oct
                                            2000             1999               2000              1999
                                        -----------       -----------       -----------       -----------
Common shares, beginning of period       22,007,040        21,375,758        21,767,589        21,279,812
Common stock equivalents                  3,495,580         2,622,862         3,388,923         2,297,232
Treasury stock buyback                   (1,595,526)       (2,008,292)       (1,751,264)       (1,700,914)
Weighted average shares issued              171,015            17,704           250,124            81,813
                                        -----------       -----------       -----------       -----------
                                         24,078,109        22,008,032        23,655,372        21,957,943
                                        ===========       ===========       ===========       ===========



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